Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 10, 2019, is among KLX ENERGY SERVICES HOLDINGS, INC., a Delaware corporation (the “Company”), each Guarantor that is a signatory hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), the Issuing Lenders and the Lenders.

Recitals

A.        The Company, the Administrative Agent, the Issuing Lenders and the Lenders are parties to that certain Credit Agreement dated as of August 10, 2018 (as amended by the First Amendment dated as of October 22, 2018, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain loans to, and extensions of credit on behalf of, the Company on and after the Funding Date, subject to the terms and conditions of the Credit Agreement.

B.         The Company, the Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions herein, to amend certain provisions of the Credit Agreement to, among other things, permit the Company and its Subsidiaries to engage in certain sale and leaseback transactions with respect to motor vehicles as described herein.

C.         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement.

Section 2.        Amendments to Credit Agreement.

2.1         Amendments to Section 1.2.

(a)  The following terms are hereby added to Section 1.2 of the Credit Agreement in the appropriate alphabetical order:

“Motor Vehicles” means motor vehicles (including automobiles and trucks), trailers, containers and related equipment owned or leased by the Company or any of its Subsidiaries.

“Motor Vehicle Sale and Leaseback Transaction” means a Sale and Leaseback Transaction or other similar transaction, in each case, in respect of Motor Vehicles, including transactions pursuant to which (i) a Credit Party or Subsidiary transfers title in one or more Motor Vehicles to a third party for minimal consideration, leases the Motor Vehicle back and has the right to receive sale proceeds (less commissions) upon a sale by such third party of such Motor Vehicle, (ii) no material lease payments are made by such Credit Party or Subsidiary and (iii) the fair market value of all Motor Vehicles subject to such transaction, when combined with the fair market value of the Motor Vehicles transferred in any other Motor Vehicle Sale and Leaseback Transaction, does not exceed $20,000,000 in the aggregate at any time.

2.2         Amendment to Section 9.2.  Section 9.2(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(e)      Indebtedness of the Company or any Restricted Subsidiary (i) arising from a Sale and Leaseback Transaction permitted under Section 9.16 or (ii) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including capital lease obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any extension or renewal thereof; provided that (A) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (e)(ii) shall not at any time exceed $40,000,000;

2.3         Amendment to Section 9.6.  Section 9.6(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(j)       any disposition, transfer, sale or assignment (i) permitted under Section 9.5 (other than any described in paragraph (e) of Section 9.5) or (ii) arising from any Sale and Leaseback Transaction permitted under Section 9.16.”

2.4         Amendment to Section 9.16.  Section 9.16 of the Credit Agreement is hereby amended so as to read in its entirety as follows:

“No Credit Party will, nor will any Credit Party permit any Subsidiary to, enter into any arrangement or arrangements, with any Person providing for the leasing by any Credit Party or any Subsidiary of real or personal property that has been or is to be sold or transferred by any Credit Party to such Person or to any other person to whom funds have been or are to be advanced by such person on the security of such property or rental obligations of such Credit Party (a “Sale and Leaseback Transaction”), except for (i) any Motor Vehicle Sale and Leaseback Transaction which does not cause the total aggregate liability under all Motor Vehicle Sale and Leaseback Transactions permitted under this subclause (i) to exceed $20,000,000 at any time and (ii) any other Sale and Leaseback Transaction which satisfies each of the following requirements:

(a)        a Sale and Leaseback Transaction for the sale or transfer of any fixed or capital assets which are made for cash consideration in an amount not less than the fair value of such fixed or capital asset and which is consummated within ninety (90) days after such Credit Party acquires or completes the construction of such fixed or capital asset; and

(b)        a Sale and Leaseback Transaction which does not cause the total aggregate liability under all Sale and Leaseback Transactions permitted under this Section 9.16(a) to exceed $10,000,000 at any time.”

Section 3.        Conditions Precedent.  This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.1 of the Credit Agreement):

3.1         The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable in connection with this Amendment or any other Credit Document on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company pursuant to this Amendment or any other Credit Document.

3.2         The Administrative Agent shall have received a counterpart of this Amendment signed by the Company and Lenders constituting the Required Lenders.

3.3         The Administrative Agent shall have received a certificate from a Responsible Officer of the Company certifying that:

(a)  The representations and warranties contained in the Credit Agreement are true and correct in all material respects (unless already qualified by materiality, in which case such applicable representation and warranty is true and correct) as of the Amendment Effective Date (or as of such earlier date if the representation or warranty specifically relates to an earlier date); and

(b)  No Default or Event of Default has occurred and is continuing.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 (or the waiver of such conditions as permitted in Section 12.1 of the Credit Agreement).  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.        Miscellaneous.

4.1         Confirmation.  All of the terms and provisions of the Credit Agreement, as amended by this Amendment, are, and shall remain, in full force and effect following the effectiveness of this Amendment.

4.2         Ratification and Affirmation; Representations and Warranties.  The Company hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and agrees that the Credit Agreement remains in full force and effect as expressly amended by this Amendment; (c) agrees that from and after the Amendment Effective Date (i) each reference to the Credit Agreement in the other Credit Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment and (ii) this Amendment does not constitute a novation of the Credit Agreement; and (d) represents and warrants to the Lenders that as of the date hereof, and immediately after giving effect to the terms of this Amendment, the execution, delivery, and performance by the Company and the consummation of the transactions contemplated by this Amendment (i) are within the Company’s organizational powers, (ii) have been duly authorized by all necessary action of the board of directors of the Company, (iii) do not contravene the certificate of incorporation or bylaws of the Company, (iv) do not contravene any Requirement of Law or any material Contractual Obligation binding on or affecting the Company except for immaterial laws or Contractual Obligations, the noncompliance with which would not reasonably be expected to result in a Material Adverse Effect, (v) do not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement and (vi) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority except for immaterial authorizations, approvals, other actions, notices or filings the failure to obtain of which would not reasonably be expected to have a Material Adverse Effect.

4.3         Credit Document.  This Amendment is a Credit Document.

4.4         Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

4.5         No Oral Agreement.  This Amendment, the Credit Agreement and the other Credit Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

4.6         GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Sections 12.10 and 12.11 of the Credit Agreement are hereby  incorporated herein and apply hereto mutatis mutandis.

4.7         Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:	KLX ENERGY SERVICES HOLDINGS, INC.

	By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief Financial Officer

Second Amendment to Credit Agreement
Signature Page

Acknowledged and agreed by:

GUARANTORS:	KLX ENERGY SERVICES LLC

	By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President

KLX RE HOLDINGS LLC

	By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President

MOTLEY COIL, LLC

	By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President

MOTLEY DOWNHOLE, LLC

	By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President

MOTLEY SERVICES, LLC

	By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President

MOTLEY PERFORATORS, LLC

	By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President

Second Amendment to Credit Agreement
Signature Page

MOTLEY PRESSURE CONTROL, LLC

By:	/s/ Thomas P. McCaffrey
Name:	Thomas P. McCaffrey
Title:	President

TECTON ENERGY SERVICES LLC

By:	/s/ Gary J. Roberts
Name:	Gary J. Roberts
Title:	Vice President

Second Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT, COLLATERAL AGENT AND A LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Jorge Diaz Granados
	Name:	Jorge Diaz Granados
	Title:	Authorized Officer

Second Amendment to Credit Agreement
Signature Page

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Ryan Tozier
	Name:	Ryan Tozier
	Title:	Vice President

Second Amendment to Credit Agreement
Signature Page